UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2012, StoneMor Partners L.P. (the “Partnership”) entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) among StoneMor Operating LLC as a Borrower (the “Operating Company”), each of the subsidiaries of the Operating Company as additional Borrowers (together with the Operating Company, the “Borrowers”), StoneMor GP LLC, the general partner of the Partnership, and the Partnership, as Guarantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The summary of the material terms of the Credit Agreement and the Confirmation Agreement, as defined below, is set forth below. Capitalized terms which are not defined in the following description shall have the meaning assigned to such terms in the Credit Agreement.

The Credit Agreement replaced the Partnership’s Second Amended and Restated Credit Agreement, dated April 29, 2011, as amended (the “Prior Credit Agreement”). The terms of the Credit Agreement and the Prior Credit Agreement are substantially similar, and amendments to the Prior Credit Agreement mostly relate to the following:

•

converting and consolidating the acquisition credit facility of $65 million and the revolving credit facility of $55 million provided under the Prior Credit Agreement into a single revolving credit facility (the “Credit Facility”);

•	eliminating the borrowing formula under the Credit Facility;

•	increasing the Credit Facility to $130 million (previously, $120 million);

•	extending the maturity date from January 29, 2016 to January 19, 2017;

•	eliminating the LIBOR floor and amending the Applicable Rate, which effectively reduced the interest rate on the Credit Facility; and

•	amending certain financial covenants, as described below.

Generally, interest rates on the Credit Facility are calculated as follows:

•

for Eurodollar Rate Loans, the outstanding principal amount thereof bears interest for each Interest Period at a rate per annum equal to the Eurodollar Rate for the Interest Period plus the Applicable Rate for Eurodollar Rate Loans; and

•

for Base Rate Loans and Swing Line Loans, the outstanding principal amount thereof bears interest from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

The Eurodollar Rate was reduced by eliminating the LIBOR Floor of 2% per annum from the calculation of the Eurodollar Rate. In addition, the range of the Applicable Rate determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries was reduced to 2.25% — 3.75% (previously, 2.75% — 3.75%) for Eurodollar Rate Loans and Letter of Credit Fees, and 1.25% — 2.75% (previously, 1.75% — 2.75%) for Base Rate Loans. The current Applicable Rate for each of (i) Eurodollar Rate Loans and Letter of Credit Fees is 3.25%, and (ii) Base Rate Loans is 2.25%, based on the current Consolidated Leverage Ratio.

Under the Credit Agreement, certain financial covenants were amended as follows:

•

Consolidated EBITDA for the most recently completed four fiscal quarters of the Partnership (the “Measurement Period”) must not be less than the sum of (i) $53.5 million (previously, $52 million) plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after September 30, 2011;

•

Maintenance Capital Expenditures for any Measurement Period ending in 2012, 2013, 2014 and thereafter must not exceed $6.7 million, $7.3 million, and $8 million, respectively (previously, $5.2 million, $5.8 million, and $6.5 million, respectively); and

•

the Consolidated Fixed Charge Coverage Ratio under the Prior Credit Agreement was replaced with the Consolidated Debt Service Coverage Ratio, the calculation of which does not include distributions made by the Partnership and which must not be less than 2.50 to 1.0 for any Measurement Period under the Credit Agreement.

The Credit Agreement includes the post-closing borrowing limit of $50 million prior to the delivery of certain appraisals, which are in process, and modifications to certain Mortgages, which have been deferred to a later date. After the delivery of those appraisals, but prior to the delivery of the modifications to certain Mortgages, the post-closing borrowing limit is $100 million.

The proceeds of the Credit Facility may be used by the Borrowers to finance working capital requirements, Permitted Acquisitions, Capital Expenditures and for other general corporate purposes. The Borrowers’ obligations under the Credit Agreement are guaranteed by both the Partnership and StoneMor GP LLC.

In addition, on January 19, 2012, the Borrowers, the Guarantors and Bank of America, N.A., as Collateral Agent, entered into the Confirmation and Amendment Agreement (the “Confirmation Agreement”). Pursuant to the Confirmation Agreement, the parties (i) acknowledged that the Amended and Restated Security Agreement, dated April 29, 2011 (the “Security Agreement”), and the Amended and Restated Pledge Agreement, dated April 29, 2011 (the “Pledge Agreement”), entered into in connection with the Prior Credit Agreement, and the Mortgages (Mortgages, together with the Security Agreement and the Pledge Agreement, the “Security Documents”) continued in full force and effect and related to the obligations of the Borrowers and Guarantors under the Credit Agreement; and (ii) made certain technical amendments to the Security Documents to conform them to the Credit Agreement. Subject to limited exceptions, pursuant to the Security Agreement and the Pledge Agreement, the Borrowers’ obligations under the Credit Facility are secured by a first priority lien and security interest in substantially all of the Borrowers’ assets, whether then owned or thereafter acquired.

The Credit Agreement and the Confirmation Agreement also include various representations, warranties and covenants and indemnification provisions, as applicable, customary for transactions of this nature.

The Lenders and their respective affiliates have acted as lenders under the Prior Credit Agreement and engaged in, and may in the future engage in, investment banking and other commercial dealings with the Partnership and its affiliates for which they have received, and will receive, customary fees and expenses.

The foregoing summary of the Credit Agreement and the Confirmation Agreement is not complete and is qualified in its entirety by reference to these agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On January 19, 2012, the Partnership entered into the Credit Agreement that replaced the Prior Credit Agreement, as described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2012, the Partnership entered into the Credit Agreement. The terms of the Credit Agreement are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated January 19, 2012, among StoneMor Operating LLC, each of its Subsidiaries, StoneMor GP LLC, StoneMor Partners L.P., the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

10.2	Confirmation and Amendment Agreement, dated January 19, 2012, among StoneMor Operating LLC, each of its Subsidiaries, StoneMor GP LLC, StoneMor Partners L.P. and Bank of America, N.A., as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: January 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated January 19, 2012, among StoneMor Operating LLC, each of its Subsidiaries, StoneMor GP LLC, StoneMor Partners L.P., the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

10.2	Confirmation and Amendment Agreement, dated January 19, 2012, among StoneMor Operating LLC, each of its Subsidiaries, StoneMor GP LLC, StoneMor Partners L.P. and Bank of America, N.A., as Collateral Agent.